UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2008

INZON CORPORATION
(Exact name of registrant as specified in Charter)

NEVADA	20-4494098	0-17345
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)	(Commission File Number)

238 N.E. First Avenue Delray Beach, Florida 33444	92056
(Address of principal executive offices)	(Zip Code)

Registrant‘s telephone number, including area code:	(561) 279-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 5, 2008, the Registrant entered into a preliminary letter of intent (the “Letter Agreement”) to acquire 100% of the issued and outstanding capital stock of a privately held Florida corporation which operates as a licensed Competitive Local Exchange Carrier (CLEC) providing telephone, high speed Internet and franchised cable television services in the State of Florida.

Pursuant to the Letter Agreement, the Registrant and the selling CLEC shareholder will work together to negotiate and implement a definitive agreement providing for a cash purchase by the Registrant of the CLEC.

The details of the transaction will be reported in a further Form 8-K current report when the Registrant and the CLEC stockholder have implemented a written definitive agreement.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On February 7, 2008, the Registrant issued 10,000,000 shares of InZon Common Stock to Sydney D. Camper III, a director and executive officer of the Registrant, who abstained from the discussion and voting by the Registrant’s board of directors on the transaction. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act, and was made pursuant to that certain Indemnification Agreement, dated February 6, 2008, by the Registrant and Mr. Camper, a true and complete copy of which is attached hereto as Exhibit 3.2 and incorporated by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

3.2	Indemnification Agreement, dated February 6, 2008, by and between InZon Corporation and Sydney D. Camper III.

99.1	Press Release Dated February 11, 2008 “InZon Signs Letter of Intent to Acquire CLEC/Cable Company”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INZON CORPORATION

February 11, 2008	By:	/s/ Sydney D. Camper III
Sydney D. Camper III
President and C.E.O.

EXHIBIT INDEX

Exhibit Number	Description

3.2	Indemnification Agreement, dated February 6, 2008, by and between InZon Corporation and Sydney D. Camper III.

99.1	Press Release Dated February 11, 2008 “InZon Signs Letter of Intent to Acquire CLEC/Cable Company”